Exhibit 5.1

MKDWELL Tech Inc. Vistra Corporate Services Centre	D: +44 1534 514298 E: marie-claire.fudge@ogier.com
Wickhams Cay II
Road Town
Tortola	Ref: MCF/PHT/506560.00001
British Virgin Islands

8 March 2024

Dear Sirs

MKDWELL Tech Inc. (company number 2128871) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-4, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (Registration Statement), related to the registration of the following securities in connection with its business combination transaction (the Business Combination) with Cetus Capital Acquistion Corp. (Cetus Capital):

(i)	3,840,809 ordinary shares of no par value (Ordinary Shares) issuable in exchange for all outstanding shares of Cetus Common Stock on a one-for-one basis, including (i) 2,058,934 Ordinary Shares issuable in exchange for shares of Class A common stock of Cetus Capital (Cetus Common Stock) owned by Cetus Capital’s public stockholders; (ii) 1,724,375 Ordinary Shares issuable in exchange for shares of Cetus Common Stock owned by Cetus Sponsor LLC; and (iii) 57,500 Ordinary Shares issuable in exchange for shares of Cetus Common Stock owned by EF Hutton, a division of Benchmark Investments, LLC;

(ii)	14,343,228 Ordinary Shares estimated to be issuable in consideration for the exchange of ordinary shares of MKDWELL Limited owned by its shareholders;

(iii)	1,006,145 Ordinary Shares representing (i) 958,333 Ordinary Shares in exchange for the cancellation of 5,750,000 outstanding rights of Cetus Capital (Cetus Rights) held by the public rightsholders of Cetus Capital; and (ii) 47,812 Ordinary Shares in exchange for the cancellation of 286,875 Cetus Rights held by Cetus Sponsor LLC;

(the Ordinary Shares to be issued at (i) to (iii) being the Exchange Shares);

(iv)	6,036,875 warrants representing (i) 5,750,000 warrants to purchase up to 5,750,000 Ordinary Shares issued to the public stockholders of Cetus Capital (the Public Warrants); and (ii) 286,875 warrants to purchase up to 286,875 Ordinary Shares issued to Cetus Sponsor (the Private Warrants, and collectively with the Public Warrants, the Warrants); and

Ogier Ritter House, Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 7300 F +1 284 852 7450 ogier.com	A list of Partners may be inspected on our website

(v)	6,036,875 Ordinary Shares representing (i) 5,750,000 Ordinary Shares issuable upon the exercise of the Public Warrants (the Public Warrant Shares); and (ii) 286,875 Ordinary Shares issuable upon the exercise of the Private Warrants (the Private Warrant Shares, and together with the Public Warrant Shares, the Warrant Shares; the Warrant Shares together with the exchange Shares being the Shares).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the form of the Warrants;

(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 20 September 2023, as updated by an update search on 7 March 2024;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 20 September 2023 and updated by an update search on 7 March 2024;

(each of the searches in (c)(i) and (ii) together, the Public Records);

(iii)	a registered agent’s certificate issued by the Company’s registered agent dated 29 February 2024 (the Registered Agent’s Certificate);

(iv)	a certified copy register of members and register of directors of the Company each dated 6 March 2024 (the register of members); and

(v)	written resolutions of the sole director of the Company containing resolutions of the sole director of the Company dated 6 March 2024 approving, inter alia, the Registration Statement and the Warrants (Director’s Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on each of the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	the Warrants will be duly executed, dated and unconditionally delivered by or on behalf of the Company in materially the same form as the last draft examined by us and in accordance with all applicable laws;

(d)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(e)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(f)	the Director’s Resolutions remain in full force and effect;

(g)	the accuracy and completeness of the Registered Agent’s Certificate as at the date hereof;

(h)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records;

(i)	the Company will receive money or money’s worth in consideration for the issue of the Shares, and none of the Shares will be issued for less than their par value;

(j)	there is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Warrants;

(k)	the Warrants will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands);

(l)	the choice of the laws of the State of New York as the governing law of the Warrants will be made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the British Virgin Islands);

(m)	no monies paid to or for the account of the Company in respect of the Shares will represent proceeds of criminal conduct or criminal property or terrorist property;

3

(n)	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York;

(o)	the entry into the Warrants and issue of the Shares will be of commercial benefit to the Company; and

(p)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Shares.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under the Registration Statement.

(c)	The Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	The performance of the Company’s obligations under the Registration Statement and the Warrants do not and will not conflict with or result in any breach of:

(i)	the amended and restated Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(e)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry.

(f)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4

(g)	Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the courts of the United States of America, the courts of the British Virgin Islands will recognise such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the British Virgin Islands to enforce that judgment, provided however that such judgment:

(i)	is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company against which the judgment is granted;

(ii)	is final and for a liquidated sum;

(iii)	was not obtained in a fraudulent manner;

(iv)	is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands;

(v)	is not contrary to the principles of natural justice; and

(vi)	provided that the courts of the United States of America had jurisdiction in the matter and the Company against which the judgment is granted either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

(h)	Non-money judgments from a foreign court are not directly enforceable in the British Virgin Islands. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the British Virgin Islands in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the British Virgin Islands may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

(i)	The Company will immediately prior to the completion of the Business Combination be authorised to issue 100,000,000 shares of no par value, divided into ordinary shares and five classes (A to E) of preferred shares.

(j)	Based solely on our review of the Company’s register of members, a total of one ordinary share is currently in issue as at the date thereof. Accordingly, based solely on our review of the Company’s Memorandum and Articles of Association and its register of members, the Company has sufficient number of ordinary shares within its authorised shares to enable the issue of the Shares as contemplated by the Registration Statement.

(k)	The statements contained in the Registration Statement in the section headed “British Virgin Islands Taxation”, in so far as they purport to summarise the laws or regulations of the British Virgin Islands, fairly and accurately summarise the matters referred to therein. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the British Virgin Islands courts will not take a contrary position. Our opinion expressed above is limited to the tax laws of the British Virgin Islands. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

(l)	The obligations expressed to be assumed by the Company in the Warrants will constitute legal, valid, binding and enforceable obligations of the Company.

5

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement or Warrants; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or Warrants or, save as expressly stated in this opinion, whether the Registration Statement or Warrants and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement or Warrants.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the sections of the Registration Statement under the headings “Legal Matters”, “Enforceability of Civil Liabilities Under U.S. Securities Law”, and elsewhere in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

6